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                                                                   EXHIBIT 10.21

                               AMENDMENT NUMBER 1
                                     TO THE
                      CHANGE IN CONTROL SEVERANCE AGREEMENT
                                      AMONG
                        INDEPENDENCE COMMUNITY BANK CORP.
                           INDEPENDENCE COMMUNITY BANK
                                       AND


                                --------------------


         WHEREAS, Independence Community Bank Corp., a Delaware corporation (the "Corporation"), Independence Community Bank, a New York-chartered savings bank (the "Bank") [(which at the time was known as "Independence Savings Bank")], and _______ (the "Executive") entered into a Change in Control Severance Agreement dated _______ , (such Agreement referred to hereinafter as the "Agreement");

         WHEREAS, the Board of Directors of the Corporation and the Bank (the Corporation and the Bank are collectively referred to hereinafter as the "Employers") and Executive desire to amend the Agreement to reflect certain mutually agreed upon revisions.

         NOW, THEREFORE, the Employers and Executive do hereby agree to amend the Agreement as follows:

1. Section 1(a) of the Agreement is hereby deleted and replaced in its entirety by the following:

                           ANNUAL COMPENSATION. The Executive's "Annual
         Compensation" for purposes of this Agreement shall be deemed to mean the highest level of aggregate base salary and incentive compensation (whether cash or equity based as provided herein) paid to the Executive by the Employers or any subsidiary thereof during the calendar year in which the Date of Termination occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs. For purposes of this Agreement, "incentive compensation" shall include both cash and equity-based incentive compensation; provided, however, that for purposes of this Agreement equity-based incentive compensation shall only include grants of restricted share awards ("Restricted Share Incentive Awards") resulting from incentive compensation awards under the Executive Management Incentive Compensation Plan (the "Incentive Plan") and not options and restricted stock awards granted pursuant to the 1998 Stock Option Plan, the 1998 Recognition and Retention Plan and Trust Agreement or the 2002 Stock Incentive Program (collectively, the "Equity Plans") except to the extent that any such Restricted Share Incentive Awards are granted under said Equity Plans solely as a result of incentive awards made pursuant to the terms of the Incentive Plan or any successor thereto; provided, further, that in the event that at the time of termination the equity-based portion of an incentive compensation grant has not fully vested, solely for purposes of determining the amount of severance due Executive pursuant to the terms of Section 2(a) hereof, such unvested Restricted Share

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         Incentive Award shall be deemed to have been vested and paid as of the date of the Executive's termination of employment. For purposes of determining the value of the Restricted Share Incentive Award deemed vested as of the date of termination in order to determine the severance due Executive hereunder, the number of shares subject to the Restricted Share Incentive Award shall be multiplied by the fair market value of a share of common stock of the Corporation, determined as of the date of the grant of the Restricted Share Incentive Award.

         2. All other sections and provisions in the Agreement shall continue in full force and effect and are incorporated by reference into this Amendment No. 1.

         This Amendment No. 1 to the Agreement shall be deemed effective as of ____________ ___, 2003.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Agreement as of this _____ day of ________ 2003.

                                        INDEPENDENCE COMMUNITY BANK CORP.

ATTEST:

______________________________________  By: ____________________________________
John K. Schnock, Senior Vice President  Title:
  and Counsel

                                        INDEPENDENCE COMMUNITY BANK

ATTEST:

______________________________________  By: ____________________________________
John K. Schnock, Senior Vice President  Title:
  and Counsel

                                        EXECUTIVE

______________________________________  ________________________________________
Witness                                 [Executive's Name]